SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2010
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 28, 2010, Levi Strauss & Co. (the “Company”) entered into a purchase agreement with Merrill Lynch International and Banc of America Securities LLC to sell €300.0 million aggregate principal amount 7 3/4% Senior Notes due 2018 and $525.0 million aggregate principal amount 7 5/8% Senior Notes due 2020 of the Company in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933.
Item 9.01. Financial Statements and Exhibits
Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated April 28, 2010, among Levi Strauss & Co. and Merrill Lynch International and Banc of America Securities LLC relating to the private placement of Euro denominated 7 3/4% Senior Notes due 2018 and U.S. Dollar denominated 7 5/8% Senior Notes due 2020. (1)

(1)	Certain schedules have been omitted from this exhibit. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: May 4, 2010	By:	/s/ Heidi L. Manes
Name: Heidi L. Manes
Title: Vice President and Controller

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